UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 23, 2021

(Date of Report - date of earliest event reported)

Aptose Biosciences Inc.

(Exact Name of Registrant as Specified in Its Charter)

Canada (State or Other Jurisdiction of Incorporation or Organization)	001-32001 (Commission File Number)	98-1136802 (I.R.S. Employer Identification No.)

251 Consumers Road, Suite 1105 Toronto, Ontario M2J 4R3 Canada (Address of Principal Executive Offices)		M2J 4R3 (Zip Code)

(647) 479-9828

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	APTO	The Nasdaq Stock Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2021, Gregory Chow, Executive Vice President and Chief Financial Officer of Aptose Biosciences Inc., provided notice to Aptose that he was resigning from Aptose, effective on March 26, 2021, in order to pursue an opportunity at at a private biopharma company. Aptose and Mr. Chow intend enter into a consulting agreement that would become effective upon his departure.

Until a permanent replacement for Mr. Chow is announced, Dr. William Rice, the Chief Executive Officer of Aptose, will serve as Chief Accounting Officer of Aptose, and Dr. Jotin Marango, the Chief Business Officer of Aptose, will assume Chief Financial Officer duties.

Dr. Rice, Ph.D., age 62, joined Aptose as Chairman and Chief Executive Officer in October 2013. Prior to joining Aptose, Dr. Rice served as the President, Chief Executive Officer and Chairman of the board of Cylene Pharmaceuticals, Inc., a private biotechnology company, from 2003 to 2013. Prior to Cylene, Dr. Rice was the founder, President, Chief Executive Officer and Director of Achillion Pharmaceuticals, Inc. from 1998 to 2003. He also served as Senior Scientist and Head of the Drug Mechanism Laboratory at the National Cancer Institute-Frederick Cancer Research and Development Center from 1992 to 1998 and served as a faculty member in the division of Pediatric Hematology and Oncology at Emory University School of Medicine from 1989 to 1992. Dr. Rice received his Ph.D. from Emory University Department of Biochemistry. He continues to serve as the Chairman of the board of Cylene and is a member of the board of directors of Oncolytics Biotech Inc. since 2015.

Dr. Marango, M.D, Ph.D., age 42, joined Aptose as Senior Vice President and Chief Business Officer in June 2019 and Chief Business and Strategy Officer in January 2021. Prior to joining Aptose, from 2017 to 2019, Dr. Marango was a managing director and senior research analyst at Roth Capital Partners covering biotechnology and therapeutics. Dr. Marango joined Roth from H.C. Wainwright & Co., where he worked from 2015 to 2017 and covered hematology, oncology, and pulmonary therapeutics, with a focus on epigenetic and molecularly targeted therapies. Dr. Marango began his career in equity research with Collins Stewart/Canaccord Genuity in 2010. Previously, Dr. Marango also served as Chief Operating Officer at the Samuel Waxman Cancer Research Foundation from 2012 to 2015, where he oversaw academic collaborations in translational therapeutics, as well as venture philanthropy initiatives in drug development. Dr. Marango studied theoretical chemistry and classical literature at Harvard University and later received his M.D. and Ph.D. degrees from the Mount Sinai School of Medicine in New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   March 26, 2021

APTOSE BIOSCIENCES INC.

By: /s/ Gregory K. Chow________
Name:	Gregory K. Chow
Title:	Executive Vice President & Chief Financial Officer